EXHIBIT 10.53

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made as of the 31 day of May, 2011, by and between GSL 16/VIF GILLINGHAM, L.P., a Texas limited partnership (“Seller”), and IIT ACQUISITIONS LLC, a Delaware limited liability company (“Buyer”), and joined in for the limited purposes set forth herein by Stewart Title Guaranty Company, as escrow agent (“Escrow Agent”).

BACKGROUND

A. This Agreement is made with reference to the following real and personal property (collectively, the “Property”):

(1) All that certain real property consisting of 33.47 acres, more or less, commonly known as 1111 Gillingham Lane, Sugar Land, Texas, as more particularly described in Exhibit A hereto, together with Seller’s right, title and interest, if any, in and to any reversions, remainders, easements, rights and privileges appurtenant thereto, and to any strips and gores of land, streets and rights of way adjacent thereto, if any (the “Land”);

(2) The building (the “Building”) containing in the aggregate approximately 489,263 square feet, together with all improvements appurtenant thereto owned by Seller (the Buildings and such improvements being hereinafter collectively referred to as the “Improvements,” and the Land and the Improvements, together with any right, title or interest of Seller, if any, in and to any development rights, air rights, water and water rights, and sanitary or storm sewer capacity belonging or appurtaining thereto, if any, being hereinafter collectively referred to as the “Real Property”);

(3) All fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, the Real Property, owned by Seller and located within the Real Property (the “Personalty”);

(4) All intangible property owned by Seller used or useful in connection with the foregoing, including, without limitation, Seller’s right, title and interest, if any, in and to any plans and records, contract rights, guarantees, licenses, permits, warranties and tenant files owned by Seller, if any (but excluding any confidential or proprietary materials);

(5) All leases, and all right of Seller as landlord thereunder, affecting any portion of the Real Property, and which are identified on Exhibit C attached hereto, any guaranties of such leases and any security deposits with respect to same.

B. Seller is prepared to sell, transfer and convey the Property to Buyer, and Buyer is prepared to purchase and accept the same from Seller, all for the purchase price and on the other terms and conditions hereinafter set forth.

TERMS AND CONDITIONS

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

1. Sale and Purchase. Seller hereby agrees to sell, transfer and convey the Property to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, in each case for the purchase price and on and subject to the other terms and conditions set forth in this Agreement.

2. Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be the aggregate amount of Thirty One Million Nine Hundred Seventy-Five Thousand and No/100 Dollars ($31,975,000), which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer as follows:

2.1. Deposit. One (1) business day following the execution and delivery of this Agreement by Buyer, Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, a cash deposit in the amount of Five Hundred Seventy-Two Thousand and No/100 Dollars ($572,000) (together with interest earned thereon, the “Deposit”). A failure to timely deliver the Deposit will be a material default, giving Seller the right to terminate this Agreement.

2.2. Payment at Closing; Funding Agreement. At the consummation of the transaction contemplated hereby (the “Closing”), Buyer shall deliver to Escrow Agent cash in an amount equal to the Purchase Price less the Deposit held by Escrow Agent. The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

The delivery and recording of documents and the disbursement of funds shall be effectuated at the Closing by the use of a Funding and Escrow Agreement substantially in the form of Exhibit B attached hereto.

3. Representations and Warranties of Seller. Subject to all matters disclosed in any document delivered to Buyer by or on behalf of Seller or on any exhibit attached hereto and subject to any information actually known to Buyer or other information disclosed to Buyer in writing by Seller or any other person prior to the Closing (all such matters being referred to herein as “Exception Matters”), Seller represents and warrants to Buyer as follows:

3.1. Authority. Seller is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Texas and has all requisite partnership power and authority to enter into this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement have been duly authorized by all requisite limited partnership action.

3.2. No Conflict. To the best of Seller’s actual knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller do not and will not conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the Property or assets of the Seller by reason of, the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is binding upon Seller or the Property, which will not be discharged or released at Closing.

3.3. Leases. There are no leases or occupancy agreements currently in effect which affect the Property other than those listed on Exhibit C (the “Leases”). To the best of Seller’s knowledge, Seller has neither received from a tenant nor provided to a tenant written notice of a default by Seller or the tenant under the tenant’s Lease which has not been cured. Seller further represents and warrants that, except as set forth in Exhibit C, Seller has paid in full all expenses connected with the negotiation, execution and delivery of the Leases which are due and owing as of the date hereof, including without limitation brokers’ commissions, leasing fees and recording fees (but excluding any such commissions or fees attributable to extension, renewal or expansion options exercised after the date hereof). Within five (5) days after the full execution and delivery of this Agreement, Seller shall deliver or make available to Buyer a true, correct and complete copy of the Leases and any guaranties thereof.

3.4. No Condemnation. To the best of Seller’s actual knowledge, Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Real Property.

3.5. Contracts. To the best of Seller’s actual knowledge, there are no construction, management, leasing, service, equipment, supply, maintenance or concession agreements in effect with respect to the Real Property to which Seller is a party except as set forth in Exhibit D (collectively, the “Contracts”). To the best of Seller’s knowledge, Seller has neither received nor provided any written notice of any default by Seller or any vendor with respect to the Contracts which has not been cured. Not later than five (5) days after the full execution and delivery of this Agreement, Seller shall deliver or make available to Buyer a true, correct and complete copy of each Contract. Buyer shall give notice to Seller, not later than the earlier to occur of the expiration of the Inspection Period and 15 days prior to Closing, of any Contracts which Buyer elects to have terminated, provided Buyer may only give such notice for Contracts that are terminable without fee or penalty. At Closing, Seller shall send termination notices to the vendors under all such Contracts for which Seller has received such timely notice from Buyer and provide simultaneous copies thereof to Buyer. All Contracts, including those for which termination notices are given, shall be assigned to and assumed by Buyer at Closing. Notwithstanding the foregoing, Seller shall terminate its property management agreement at its sole cost and expense effective as of Closing.

3.6. Warranties. Not later than five (5) days after the full execution and delivery of this Agreement, Seller shall deliver or make available to Buyer a true, correct and complete copy of each guaranty or warranty (collectively, “Warranties”) in Seller’s possession in effect as of the date of Seller’s execution of this Agreement which relates to the design, construction, repair or replacement of the Improvements or the installation, use or repair of any Personalty.

3.7. Compliance. To the best of Seller’s actual knowledge, Seller has not received written notice from a governmental authority asserting any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Real Property which have not been cured.

3.8. Litigation. To the best of Seller’s actual knowledge, there is no action, suit or proceeding pending before any court or similar judicial body, nor any such action, suit or proceeding threatened in writing to Seller, against the Property or Seller.

3.9. FIRPTA. Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

3.10. Patriot Act. Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”). Neither the Seller nor any of its affiliates (A) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders. The foregoing representation shall not apply with respect to the beneficiaries of or participants in any pension plan participating in Seller or in an affiliate of Seller.

3.11. No Bankruptcy. To the best of Seller’s knowledge, no petition in bankruptcy (voluntary or otherwise), attachment, execution proceeding, assignment for the benefit of creditors or petition seeking reorganization or insolvency, arrangement or other action or proceeding, in each case under federal or state bankruptcy law, is pending against or threatened by or against Seller or Seller’s general partner.

3.12. Environmental. To the best of Seller’s knowledge, Seller has not received written notice from any governmental authority having jurisdiction over the Real Property stating that the Real Property or any part thereof is in violation of any Environmental Law which remains uncured. As used herein, “Environmental Law” means, collectively, (1) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (41 U.S.C. § 9601 et seq.) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (“RCRA”), and the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.); and (2) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (A) pollution, (B) the treatment, storage or disposal of Hazardous Materials, or (C) the emission, discharge, release or threatened release of Hazardous Materials into the environment. As used herein,

“Hazardous Materials” means, collectively, any chemical, waste, or other material that is or contains (1) any “hazardous substance” as now or hereafter defined in § 101(14) of CERCLA or any regulations promulgated under CERCLA; (2) any “hazardous” or “toxic” waste as now or hereafter defined in RCRA or any regulations promulgated under RCRA; (3) any substance now or hereafter regulated by TSCA or any regulations, rule, order or requirement promulgated under TSCA; (4) petroleum, petroleum by products, gasoline, diesel fuel, or other petroleum hydrocarbons; (5) asbestos and asbestos-containing material in any form, whether friable or non-friable; (6) polychlorinated byphenyls; or (7) lead and lead containing products.

3.13. Deliveries. To the best of Seller’s knowledge, Seller has delivered or made available to Buyer all documents listed on Schedule 4.4.1 hereto to the extent in Seller’s possession.

3.14. Suntron Interest. Reference is made to the Suntron Letter Agreement (defined in Section 6.5 below). The interest rate under Section 1(c) thereof has at all times during the term thereof been 6.04%. If the rate changes prior to Closing, Seller will notify Buyer in writing.

3A. Limitations Regarding Representations and Warranties. As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase “to the best of Seller’s actual knowledge,” “to the best of Seller’s knowledge,” “to Seller’s knowledge,” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Jim Young, the asset manager for the Property and a vice president of AEW Capital Management, L.P., without any obligation on his part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like. For the avoidance of doubt, neither Jim Young nor AEW Capital Management, L.P. shall have any liability whatsoever under this Agreement or in connection with the transaction contemplated hereby, or otherwise.

Notwithstanding any provision contained in this Agreement to the contrary, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters, either before or after Closing. If Buyer obtains knowledge of any Exception Matters before the Closing, Buyer may consummate the acquisition of the Property subject thereto without reduction in the Purchase Price if Buyer determines to proceed with the purchase of the Property pursuant to Article 4; provided, however, if Buyer obtains knowledge of any Exception Matters between the end of the Inspection Period and the Closing, which Exception Matters materially and adversely affect the value to Buyer of the transactions contemplated by this Agreement, Buyer may terminate this Agreement and receive a refund of the Deposit upon written notice within five (5) business days after Buyer learns of such Exception Matters; provided, further, that Seller may void such termination notice by curing the Exception Matters within ten (10) business days following Buyer’s termination notice (Closing to be extended as necessary to provide for such cure period). Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder except as expressly provided for herein. It is understood that if Buyer obtains knowledge of any Exception Matters prior to the end of the Inspection Period and does not terminate this Agreement prior to the end of the Inspection Period, then Buyer will be deemed to have approved the same and agreed to close subject thereto without any reduction in the Purchase Price. If an Exception Matter is the result of a breach by Seller of its obligations under this Agreement, Buyer may pursue any applicable remedies of Buyer for such breach under Section 10.2.

Each of Seller and Buyer agrees to inform the other promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect or if it believes that Seller has failed to deliver to Buyer any document or material which it is obligated to deliver hereunder, in which event Seller shall promptly make same available to Buyer.

4. Conditions Precedent to Buyer’s Obligations. Buyer’s obligations to consummate the transaction contemplated by this Agreement (expressly excluding Buyer’s indemnity obligations) are conditioned on the satisfaction at or before the time of Closing hereunder of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer’s option):

4.1. Accuracy of Representations. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date, subject to all Exception Matters. The foregoing shall not be construed to modify or diminish the provisions of Section 3A above or Buyer’s rights thereunder.

4.2. Performance. Seller shall have, in all material respects, performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

4.3. Documents and Deliveries. All instruments and documents required under this Agreement on Seller’s part to effectuate the Closing shall be delivered to Escrow Agent and shall be in form and substance consistent with the requirements herein.

4.3.A Leases. Neither Lease shall have terminated, nor shall either tenant have given a valid termination notice under its Lease pursuant to the terms of such Lease. Neither such tenant shall have filed for either voluntary or involuntary bankruptcy.

4.3.B State of Title. The Title Insurer shall have issued a valid title insurance commitment (marked up if necessary) or pro forma title policy in favor of Buyer (or its assignee) in the amount of the Purchase Price showing title to the Real Property being subject only to the Permitted Exceptions, and title to the Real Property shall in fact only be subject to the Permitted Exceptions.

4.4. Inspection Period; Access; Purchase “As Is”.

4.4.1. During the Inspection Period (hereinafter defined), and at any time prior to Closing, Buyer, its agents and representatives, shall be entitled to enter upon the Property (as coordinated through Seller’s property manager), including all leased areas (subject to the terms of the Leases), upon reasonable prior notice to Seller, to perform inspections and tests of the Property, including surveys, Phase I environmental audits or studies, examinations and tests of all structural, engineering, and mechanical systems within the Improvements, and to examine the books and records of Seller and Seller’s property manager relating to the Property (excluding confidential and proprietary materials). Before entering upon the Property, Buyer shall furnish to Seller evidence of general liability insurance coverage in such amounts and insuring against such risks as Seller may reasonably require. Notwithstanding the foregoing, Buyer shall not be permitted to interfere unreasonably with Seller’s operations at the Property or interfere with any tenant’s operations at the Property, and the scheduling and procedure for any inspections shall take into account the timing and availability of access to the tenants’ premises, pursuant to the tenants’ rights under the Leases or otherwise. If Buyer wishes to engage in any testing which will damage or disturb any portion of the Property, Buyer shall obtain Seller’s prior written consent thereto, which may be refused or conditioned as Seller may deem appropriate. Without limiting the generality of the foregoing, Seller’s written approval (which may be granted, withheld or conditioned in Seller’s sole discretion) shall be required prior to any invasive testing or sampling including any testing or sampling of surface or subsurface soils, surface water, groundwater or any materials in or about the Improvements, in connection with Buyer’s environmental due diligence. Buyer shall repair any damage to the Property caused by any such tests or investigations, and indemnify, defend and hold harmless Seller from any and all liabilities, claims, costs and expenses resulting therefrom, or from any other damage to property or injury to persons resulting from Buyer’s inspections; except that the indemnity shall not cover the mere discovery of pre-existing conditions except to the extent Buyer exacerbates the same. The foregoing indemnification shall survive Closing or the termination of this Agreement. Buyer will not contact any tenant without Seller’s prior written consent; however, Seller will reasonably cooperate with Buyer in arranging for tenant interviews (Seller having the right to be present at the same). To the best of Seller’s knowledge, Seller has delivered or made available to Buyer all documents listed on Schedule 4.4.1 hereto to the extent in Seller’s control.

4.4.2. The term “Inspection Period,” as used herein, shall mean the period ending at 5:00 p.m EDT time on June 1, 2011. Buyer may terminate this Agreement in its sole discretion by giving written notice of such election to Seller on any day prior to and including the final day of the Inspection Period, in which event the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice, the contingency provided for in this Section 4.4.2 no longer shall be applicable, and this Agreement shall continue in full force and effect.

4.4.3. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 3 AND 14 OF THIS AGREEMENT OR IN ANY INSTRUMENT EXECUTED BY SELLER AND DELIVERED TO BUYER AT CLOSING (A “CLOSING DOCUMENT”), IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE

PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN A CLOSING DOCUMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY PROSPECTUS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN SECTIONS 3 AND 14 OF THIS AGREEMENT OR IN A CLOSING DOCUMENT (AND THEN SUBJECT TO THE LIMITATIONS SET FORTH IN THIS AGREEMENT). BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS.”

BUYER ACKNOWLEDGES RECEIPT OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT E (AND ACKNOWLEDGES THAT THE REPORTS REFERRED TO THEREIN WERE MADE AVAILABLE TO BUYER), AND REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN A CLOSING DOCUMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. THE FOREGOING HOWEVER SHALL NOT RELEASE A

CLAIM FOR THE BREACH OF AN EXPRESS REPRESENTATION AND WARRANTY SET FORTH IN SECTION 3 OR 14 OF THIS AGREEMENT OR IN A CLOSING DOCUMENT OR A POST CLOSING BREACH OF THE PROVISIONS OF THIS AGREEMENT EXPRESSLY STATED TO SURVIVE CLOSING OR A POST-CLOSING BREACH OF ONE OF THE PROVISIONS OF THE CLOSING DOCUMENTS, ALL OF WHICH SHALL SURVIVE CLOSING SUBJECT TO THE LIMITATIONS OF THIS AGREEMENT AND OF THE CLOSING DOCUMENTS INCLUDING SECTION 3A, 17.8 AND 10.2 HEREOF.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

4.4.4. Buyer hereby agrees that, if at any time after the Closing, any third party or any governmental agency seeks to hold Buyer responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials (as hereinafter defined) in, on, above or beneath the Real Property or emanating therefrom, then the Buyer waives any rights it may have against Seller in connection therewith including, without limitation, under CERCLA (defined below), and Buyer agrees that it shall not (i) implead the Seller, (ii) bring a contribution action or similar action against the Seller or (iii) attempt in any way to hold the Seller responsible with respect to any such matter. The provisions of this Section 4.4.4 shall survive the Closing. As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”), the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder.

4.5. Survey. Seller has provided Buyer with a copy of the most recent survey of the Property in Seller’s possession (the “Existing Survey”). Seller has ordered an updated “as-built” survey of the Property (the “Updated Survey”). As used herein, “Survey” shall mean collectively, the Existing Survey and Updated Survey. Buyer shall have until the expiration of the Inspection Period to approve or disapprove matters disclosed by the Survey and to give written notice to Seller of any disapproval thereof, indicating in reasonable detail the nature and reasons for Buyer’s objection. If Buyer fails to timely give notice of disapproval of matters disclosed by the Existing Survey or Updated Survey as set forth above, all matters disclosed by the Existing Survey and Updated Survey shall be deemed accepted by Buyer. In the event Buyer timely notifies Seller of Buyer’s disapproval of matters disclosed by the Survey, Seller may elect (but shall have no obligation whatsoever) to attempt to cure any disapproved matter within thirty (30) days from receipt of such notice (the “Survey Cure Period”), in which event the Closing, if it otherwise is scheduled to occur earlier, shall be extended until the earlier of thirty (30) days after receipt of such notice or five (5) business days after such matter is cured. Within five (5) business days after receiving Buyer’s notice (the “Seller’s Survey Notice Period”), Seller shall notify Buyer if Seller intends to attempt to effectuate such cure. In the event that Seller gives notice during the Seller’s Survey Notice Period that Seller elects not to attempt to effectuate cure of the survey objections, or if Seller fails to give notice during the Seller’s Survey Notice Period of Seller’s intention to attempt to effectuate such cure, then Buyer may, within two (2) business days after Seller’s notice, or if no notice is given, the expiration of the Seller’s Survey Notice Period, terminate this Agreement by notice to Seller in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided if Buyer does not timely so terminate this Agreement, Buyer shall be deemed to have waived objection to any such survey matter and agreed to accept title subject thereto, without reduction in the Purchase Price. In the event Seller gives such notice of its intention to attempt to effectuate such cure and thereafter fails to actually effectuate such cure, Buyer’s sole rights with respect thereto shall be to terminate this Agreement within two (2) business days after the expiration of the Survey Cure Period, in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided if Buyer does not so terminate this Agreement within two (2) business days after the expiration of the Survey Cure Period, Buyer shall be deemed to have waived objection to any such survey matter and agreed to accept title subject thereto, without reduction in the Purchase Price.

4.6. Title. Seller has provided Buyer with a copy of its existing title insurance policy for the Property. Seller has ordered from Stewart Title Guaranty Company (“Title Insurer”) a Commitment for Title Insurance for an ALTA Owner’s Form B Title Insurance Policy for the Property (with copies of all instruments listed as exceptions to title) (collectively, the “Commitment”). Buyer shall have until the expiration of the Inspection Period within which to examine said Commitment. If Buyer objects to any title encumbrances disclosed in the Commitment, Buyer shall, prior to the expiration of the Inspection Period, notify Seller in writing, specifying the objectionable title encumbrances (a “Title Notice”). If Buyer fails to timely give such notice specifying the objectionable title encumbrances, Buyer will be deemed to have approved the matters set forth in the Commitment (and all matters over which the Title Insurer has agreed to insure in the Commitment, Buyer having had the right to give a Title Notice with respect to any such matter over which the Title Insurer has agreed to insure in the Commitment), all of which shall be included in the “Permitted Exceptions.” If Buyer timely gives such notice specifying objectionable title encumbrances, all matters set forth in the Commitment which are not objected to in Buyer’s notice (including all matters over which the Title Insurer has agreed to insure in the Commitment, Buyer having had the right to give a Title Notice with respect to any such matter over which the Title Insurer has agreed to insure in the Commitment) will be included in the “Permitted Exceptions.” Seller may elect (but shall have no obligation whatsoever) to attempt to cure any title matters within thirty (30) days from receipt of the Title Notice (the “Title Cure Period”), in which event the Closing, if it otherwise is scheduled to occur earlier, shall be extended until the earlier of thirty (30) days after receipt of the Title Notice or five (5) business days after such matter is cured. Within five (5) business days after receiving Buyer’s Title Notice (the “Seller’s Title Notice Period”), Seller shall notify Buyer if Seller intends to attempt to effectuate such cure. In the event that Seller gives notice during the Seller’s Title Notice Period that Seller elects not to attempt to effectuate cure of the subject title matters, or if Seller fails to give notice during the Seller’s Title Notice Period of Seller’s intention to attempt to effectuate such cure, then Buyer may, within two (2) business days after Seller’s notice, or if no notice is given the expiration of the Seller’s Title Notice Period, terminate this Agreement by notice to Seller, in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided that if Buyer does not timely so terminate this Agreement, Buyer shall be deemed to have waived objection to any such title matter (which matters will be included within the Permitted Exceptions) and agreed to accept title subject thereto, without reduction in the Purchase Price. In the event Seller gives such notice of its intention to attempt to effectuate such cure and thereafter fails to actually effectuate such cure within the Title Cure Period, Buyer’s sole rights with respect thereto shall be to terminate this Agreement within two (2) business days after the expiration of the Title Cure Period, in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided that if Buyer does not so terminate this Agreement within two (2) business days after the expiration of the Title Cure Period, Buyer shall be deemed to have waived objection to any such title matter (which matters will be included within the Permitted Exceptions) and agreed to accept title subject thereto, without reduction in the Purchase Price. The foregoing notwithstanding: (A) at Closing, Seller will pay off any mortgage loans obtained by Seller, (B) Buyer shall have the right to give a Gap Notice as set forth below with respect to any filed mechanic’s lien not disclosed by the Title Insurer or known to Buyer prior to the expiration of the Inspection Period and terminate the Agreement on account thereof unless Seller elects to pay or bond off, or, for such liens of less than $100,000, cause the Title Insurer to insure over, the same (Seller having no obligation to do so), and (C) taxes will be paid and pro rated as set forth in Section 8.

Buyer may, prior to Closing, notify Seller in writing (a “Gap Notice”) of any title exceptions (i) raised by the Title Insurer between the expiration of the Inspection Period and Closing and (ii) not disclosed by the Title Insurer or otherwise known to Buyer prior to the expiration of the Inspection Period; provided that Buyer must notify Seller of such unacceptable exceptions within three (3) business days of being made aware of the existence of such exceptions. If Buyer sends a Gap Notice to Seller, Buyer and Seller shall have the same rights and obligations with respect to such notice and the exceptions set forth therein as apply to a Title Notice and the exceptions set forth therein pursuant to the preceding paragraph.

4.7. Estoppels. Seller shall have delivered to Buyer, not less than two (2) business days prior to Closing, an estoppel certificate dated not more than 45 days prior to Closing (which may be in .pdf format, facsimile or copies) necessary to satisfy the Estoppel Certificate Requirement; failing which Buyer, as its sole remedy, may terminate this Agreement by written notice given to Seller prior to Closing, whereupon the Deposit shall be returned to Buyer and neither party shall have any further obligations hereunder except those stated to survive the termination of this Agreement. Seller will send the estoppel requests to the tenants within five (5) business days following the full execution of this Agreement and will deliver the same to Buyer for Buyer’s review prior to delivering them to the tenants.

5. Failure of Conditions. In the event Seller shall not be able to convey the Property on the date of Closing in accordance with the provisions of this Agreement, or any condition precedent to Buyer’s obligation to Close expressly set forth herein is not satisfied (through no breach by Buyer of its obligations under this Agreement) or waived, then Buyer shall have the option, as its sole recourse and remedy, exercisable by written notice to Seller at or prior to Closing, of (1) accepting at Closing such title and state of the Property as Seller then possesses and is able to convey and/or waiving any unsatisfied condition precedent, with no deduction from or adjustment of the Purchase Price, or (2) extending the Closing date to allow Seller additional time (but not to exceed 15 days) to cure or satisfy the unsatisfied condition (but without obligation of Seller to do so), or (3) declining to proceed to Closing. In the last event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer. In addition to (and notwithstanding) the foregoing, if the failure of the condition is due to a breach by Seller of its obligations under this Agreement, Buyer may pursue any applicable remedies of Buyer for such breach under Section 10.2.

6. Leases.

6.1. Buyer Approval. After the date which is three (3) business days prior to the expiration of the Inspection Period, Seller shall not, without the written consent of Buyer, which consent may not be unreasonably withheld, (i) execute any lease amendment to any Lease, unless required by the terms of the Lease, or (ii) enter into any new lease or cancel or terminate any Lease. If Seller amends any Lease or enters into any new lease or cancels or terminates any Lease during the Inspection Period, Seller will promptly (and in any event prior to the expiration of the Inspection Period) notify Buyer with a copy of the relevant document.

6.2. Brokerage Commission. Buyer acknowledges that Seller has entered into that certain Commission Agreement with The Staubach Company – Houston LLC (“Staubach”) dated March 31, 2008, a true, correct and complete copy of which is attached as Schedule 6.2 hereto (the “Staubach Agreement”). Seller has paid all amounts which were due and required to be paid prior to the date of Closing under the Staubach Agreement (being $843,919.20). Buyer shall assume all of the “Landlord’s” obligations under the Staubach Agreement from and after the date of Closing, including the obligation to pay any commission which may come due under the “Renewals and Expansion” section of the Staubach Agreement. In furtherance thereof, Buyer will execute an assumption document at Closing in favor of Seller and Staubach, in form and substance reasonably acceptable to Seller, Buyer and Staubach and satisfying the provisions of Section 8 of the Staubach Agreement. Buyer will cooperate with Seller and use commercially reasonable efforts to obtain from Staubach a written release of Seller under the Staubach Agreement, at no expense to Buyer. Buyer will indemnify, defend and hold Seller harmless from and against any commissions or payments due under the Staubach Agreement from and after Closing. Seller will indemnify, defend and hold Buyer harmless from and against any commissions or payments (a) due and required to be paid prior to the date of Closing under the Staubach Agreement or (b) due and required to be paid prior to or after the date of Closing under any other leasing brokerage agreement to which Seller is a party (Seller representing that it is not a party to any such other brokerage agreements); provided in each case Buyer does not pay such claimed commission or payment but rather notifies Seller of and allows Seller to defend against the same (Buyer acknowledging that Seller anticipates successfully defending any such claims against the brokers). The indemnity in the preceding sentence will not be subject to the dollar cap on damages or time limitation for bringing claims set forth in Sections 10.2 or 17.8 of this Agreement. For the avoidance of doubt, the indemnity set forth in clause (a) above does not cover or include any commissions or payments for extensions, renewals or expansions exercised after the date hereof. The provisions of this Section 6.2 shall survive Closing for the longest period permissible under law.

6.3. Termination for Default. Notwithstanding anything in this Agreement to the contrary, Seller may exercise its rights and remedies under the Leases and at law without Buyer’s consent upon the occurrence of a default by the tenant under said Lease; provided that

Buyer may terminate this Agreement and receive a refund of the Deposit if Seller terminates (or terminates possession of the tenant under) either of the Leases. Additionally, Seller agrees to consult with Buyer in connection with any such action; provided (i) prior to the end of the Inspection Period Seller may act as Seller deems appropriate notwithstanding Buyer’s disapproval, and (ii) after the Inspection Period Seller will not terminate any Lease or possession of the tenant thereunder or apply any security deposit without the written consent of Buyer, which shall not be unreasonably withheld.

6.4. Pre-Closing Covenants.

6.4.1. Between the date hereof and Closing, Seller will generally operate and maintain the Property in accordance with Sellers normal maintenance and management practices utilized in the ordinary course of Seller’s business (provided Seller will not be obligated to undertake capital expenses).

6.4.2. Between the date hereof and Closing, Seller will maintain its existing fire and casualty insurance in force with respect to the Property.

6.4.3. Between the date hereof and Closing, Seller will not enter into any new service contracts for the Property (other than renewals of existing service contracts, provided that such contracts will remain terminable on not less than 30 days notice without payment of a penalty or premium) without Buyer’s consent, not to be unreasonably withheld.

6.4.4. Following the expiration of the Inspection Period, Seller, at Buyer’s sole cost and expense, will reasonably cooperate with Buyer’s efforts to obtain SNDAs from the tenants; provided (a) Seller shall not be required to enforce or threaten enforcement of the provisions of the Leases related to SNDAs, (b) there shall be no financing contingency in this Agreement and (c) it shall not be a Closing condition that any SNDAs are obtained.

6.4.5. Seller, at Buyer’s sole cost and expense, will reasonably cooperate with Buyer’s efforts to obtain reasonable third party estoppels under reciprocal agreements of record; provided (a) Seller shall not be required to enforce or threaten enforcement of any provisions thereof, and (b) it shall not be a closing condition that any such estoppels be obtained, or if obtained, that they reveal (or not reveal) any particular state of facts.

6.5. Prior Deferred Purchase Price. Reference is hereby made to that certain Reaffirmation, Amendment and Restated Agreement between Seller and Suntron GCO, LP (“Suntron”), dated as of October 18, 2010, a true, correct and complete copy of which is attached hereto as Schedule 6.5 (the “Suntron Letter Agreement”). Seller shall assign to Buyer and Buyer shall assume from Seller at Closing all obligations under the Suntron Letter Agreement, and Buyer shall receive a credit against the Purchase Price at Closing equal to the outstanding amount (including interest) due to Suntron under the Suntron Letter Agreement. Buyer will cooperate, at no material expense to Buyer, with Seller’s efforts to retain a full written release from Suntron of all of Seller’s obligations and liabilities under the Suntron Letter Agreement. If such release is not obtained at or prior to Closing, then in lieu of giving Buyer the credit against the Purchase Price as set forth above, Seller may place such outstanding amount in escrow with

Escrow Agent pursuant to an escrow agreement reasonably acceptable to all parties. The provisions of this Section 6.5 shall survive Closing.

7. Closing; Deliveries.

7.1. Time of Closing. The Closing shall take place at 11:00 a.m. EDT upon June 16, 2011 (subject, however, to extension pursuant to Sections 3A, 4.5, 4.6, 5, 9 or 17.13) at the offices of the Escrow Agent (provided neither party shall be required to be present in person), unless otherwise agreed to in writing by both Seller and Buyer. If any date on which the closing or any other time period provided hereunder would occur by operation of this Agreement is not a business day in Boston, Massachusetts, the Closing shall occur on the next business day.

7.2. Seller Deliveries. At Closing, Seller shall deliver to Buyer, through the escrow administered by Escrow Agent, the following, and it shall be a condition to Buyer’s obligation to close that Seller shall have delivered the same:

7.2.1. A Special Warranty Deed to the Real Property from Seller, duly executed and acknowledged by Seller and substantially in the form of Exhibit F.

7.2.2. A bill of sale for the Personalty from Seller, substantially in the form of Exhibit G, duly executed by Seller.

7.2.3. An Assignment and Assumption of Leases from Seller, substantially in the form of Exhibit H, duly executed by Seller.

7.2.4. An Assignment of Warranties and Permits from Seller, substantially in the form of Exhibit I, duly executed by Seller.

7.2.5. An Assignment and Assumption of Contracts, relating to the Contracts from Seller, substantially in the form of Exhibit J, duly executed by Seller.

7.2.6. An Assignment and Assumption of Suntron Letter Agreement, substantially in the form of Exhibit L, duly executed by Seller.

7.2.7. All architectural and engineering drawings and specifications, utilities layout plans, topographical plans and the like in Seller’s possession or reasonable control and owned by Seller used in the construction, improvement, alteration or repair of the Land or the Improvements; which may be delivered by being left at the Property or property managers office.

7.2.8. Originals or copies of the Leases, records, Contracts, warranties, other materials identified in the Exhibits hereto or as part of the Property and all other non-confidential and nonproprietary books, records and files, maintained by Seller’s property manager relating to the construction, leasing, operation and maintenance of the Property; which may be delivered by being left at the Property or property managers office.

7.2.9. A notice to the tenant, executed by Seller, advising of the sale of the Property and directing that rent and other payments thereafter be sent to Buyer at the address provided by Buyer at Closing.

7.2.10. A tenant estoppel certificate, substantially in the substance for each of the two tenants attached hereto as Exhibit K, duly executed by such tenants at the Property (the “Estoppel Certificate Requirement”); provided the failure of Seller to deliver such tenant estoppel certificates shall constitute a failure of a condition to Buyer’s obligation to Close but shall not constitute a Seller default. The tenant estoppel certificates shall not be deemed unsatisfactory merely because the tenant qualifies any statement or certification therein by a “knowledge” standard or similar provision. The Estoppel Certificate Requirement will not be considered satisfied if the tenant asserts: current claims, offsets or defenses in favor of tenant, uncured landlord defaults, tenant rights or landlord obligations not set forth in the Lease, any leases or other agreements with Seller not delivered to Buyer, or other such material adverse matters. Tenant improvement allowance which is disclosed in the Leases, is not yet due and has not yet been advanced will not constitute a failure of the Estoppel Certificate Requirement.

7.2.11. Such affidavits or letters of indemnity as the Title Insurer shall reasonably require in order to issue, without extra charge, an owner’s policy of title insurance free of any exceptions for unfiled mechanics’ or materialmen’s liens for work performed by Seller (but not any tenant) prior to Closing, or for rights of parties in possession other than pursuant to the Leases. Seller will also provide to the Title Insurer a so-called gap indemnity for matters recorded by, through or under Seller between the last rundown of title prior to Closing and a reasonable period of time thereafter, in form reasonably acceptable to Seller and the Title Insurer.

7.2.12. A Non-Foreign Affidavit as required by the Foreign Investors in Real Property Tax Act (“FIRPTA”), as amended.

7.2.13. A certification by Seller that all representations and warranties made by Seller in Sections 3 and 14 of this Agreement are true and correct in all material respects on the date of Closing, except as may be set forth in such certificate.

7.2.14. A settlement statement in form and substance acceptable to Seller, duly executed by Seller.

7.2.15. All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby, including any applicable state tax disclosures or statements or withholding certificates.

7.3. Buyer Deliveries. At Closing, Buyer shall deliver to Seller, through the escrow administered by Escrow Agent, the following, and it shall be a condition to Seller’s obligation to close that Buyer shall have delivered the same:

7.3.1. In accordance with Seller’s instructions, a wire transfer in the amount of the Purchase Price, less the Deposit delivered by Escrow Agent to Seller (subject to the adjustments provided for in this Agreement), transferred to the order or account of Seller or to such other person or persons as Seller shall designate in writing.

7.3.2. A certification by Buyer that all representations and warranties made by Buyer in Article 16 of this Agreement are true and correct in all material respects on the date of Closing, except as may be set forth in such certificate.

7.3.3. The Assignment and Assumption of Leases referred to in Section 7.2.3, duly executed and acknowledged by Buyer.

7.3.4. The Assignment and Assumption of Contracts referred to in Section 7.2.5, duly executed and acknowledged by Buyer.

7.3.5. An assumption of the Staubach Agreement in accordance with the provisions of Section 6.2.

7.3.6. A settlement statement in form and substance acceptable to Buyer, duly executed by Buyer.

7.3.7. All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby, including any applicable state tax disclosures or statements or withholding certificates.

7.3.8. The Assignment and Assumption of Suntron Letter Agreement referred to in Section 7.2.6, duly executed by Buyer.

8. Apportionments; Taxes; Expenses.

8.1. Apportionments.

8.1.1. Taxes and Operating Expenses. All real estate taxes, charges, betterment assessments, special assessments and other assessments affecting the Property (“Taxes”), all charges for water, electricity, sewer rental, gas, telephone and all other utilities (“Operating Expenses”), to the extent not paid directly by the tenant, and all operating expenses and common area maintenance charges paid by the tenants on an estimated basis (“CAM Charges”) shall be prorated on a per diem basis as of the date of Closing. If any Taxes have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted when and if final bills are issued. If any Operating Expenses or CAM Charges cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far, with any overcollections from tenants credited to Buyer at Closing and any undercollections from tenants credit to Seller at Closing, and shall be re-prorated within 90 days after the end of the calendar year in which the Closing occurs after final Operating Expenses and the actual amount of CAM Charges are determined (or the end of the “Lease Year” under the Leases, if later). Subject to the pro-ration provisions herein, Buyer shall assume all non-delinquent assessments affecting the Property, whether special or general (all of which shall be treated for proration purposes as if paid over the longest period permissible).

At the time of the final calculation under the Leases of payments due to or from the tenant on account of CAM Charges for the calendar year in which the Closing occurs, whether in the nature of a reconciliation payment or full payment, in arrears, Buyer shall prepare, for Buyer’s and Seller’s approval, a reproration between Buyer and Seller as to such CAM Charge payments from the tenant. Seller will cooperate with Buyer’s preparation of such reconciliation. Such reproration between Buyer and Seller will be completed within 30 days following the final calculation under the Leases, and any amounts owed by Buyer to Seller or by Seller to Buyer will be paid upon demand.

Seller has filed a notice of valuation for 2011. At Closing, Seller will assign to Buyer, as the new owner of the Property, the right to pursue the appeal of the 2011 taxes, and Buyer will have the exclusive right to pursue the same after Closing. The parties will cooperate to substitute Buyer in the appeal, at no cost to Seller.

8.1.2. Rent. Except as set forth herein, all rent received under the Leases shall be prorated to the date of Closing. Delinquent rent shall not be prorated but shall remain the property of Seller. Payments received from the tenant from and after the date of Closing shall be applied first to the month in which Closing occurs, next to rents then due for the current period when received and then to delinquent rents in the reverse order in which they came due. Buyer shall use reasonable efforts for a period of 90 days to collect delinquent rents for the benefit of Seller, and shall cooperate with Seller in the collection of any delinquent amounts. The foregoing will not require Buyer to bring a legal action against a tenant or incur unusual expense. At Closing, Seller will execute and deliver to Buyer assignments of all letter of credit security deposits, and follow the other procedures required by the letters of credit as necessary to transfer the letters of credit to Buyer, including without limitation physically surrendering the letters of credit to Buyer. If appropriate, Buyer and Seller will jointly execute a written demand that the issuing Bank provide new letters of credit to Buyer on the same terms as the existing letters of credit. Buyer acknowledges that the letters of credit are currently held by Seller’s lender. Seller will cooperate with Buyer post Closing, at no cost to Seller, to cause the letters of credit to be reissued in Buyer’s name. Buyer will pay any transfer fees to the Bank.

8.1.3. Charges under Contracts. The unpaid and pre-paid monetary obligations of Seller with respect to the Contracts being assumed by Buyer shall be prorated on a per diem basis as of the date of Closing.

8.2. Expenses. Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and (2) all of their respective accounting, legal and appraisal fees. Buyer, in addition to its other expenses, shall pay at Closing (1) all recording charges incident to the recording of the deed for the Real Property, (2) all premiums for the survey deletion and any endorsements to Buyer’s owner’s policy of title insurance (i.e., the entire premium for Buyer’s owner’s policy of title insurance other than the premium for the base owner’s policy), and all premiums for any lender’s policy of title insurance (including for the base policy), and (3) one-half of the fees, costs and expenses of Escrow Agent. Seller, in addition to its other expenses, shall pay at Closing (1) the premium for Buyer’s base owner’s title insurance policy (specifically excluding any survey deletion or endorsements), (2) the cost of the survey update, and (3) one-half of the fees, costs and expenses of Escrow Agent. All current leasing commission agreements to which Seller is a party are attached hereto at Schedule 6.2. Seller has paid all commissions due and required to be paid prior to Closing thereunder (for the avoidance of doubt, specifically excluding any commissions attributable to any extension, renewal or expansion options exercised after the date of hereof). Buyer will assume the obligation to pay and will pay all commissions due and required to be paid thereunder after the date of Closing.

8.3. Survival. The provisions of this Section 8 will survive Closing to the extent necessary to give effect to the provisions thereof.

9. Damage or Destruction; Condemnation; Insurance.

If at any time prior to the date of Closing there is damage or destruction to the Property which permits either of the tenants to terminate its Lease (unless each of the tenants notifies Seller it elects not to terminate its Lease or does not timely elect to terminate its Lease), or if all or a sufficient portion of the Property is condemned or taken by eminent domain proceedings by any public authority which permits either of the tenants to terminate its Lease (unless each of the tenants notifies Seller it elects not to terminate its Lease or does not timely elect to terminate its Lease), then, at Buyer’s option by notice given to Seller within five (5) business days following notice of such casualty or condemnation, this Agreement shall terminate, and the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder and Closing will be extended by up to five (5) business days if necessary to give effect to such notice period.

If there is any damage or destruction or condemnation or taking, as above set forth, and if Buyer elects not to terminate this Agreement as herein provided (or if Buyer does not have the right to terminate this Agreement), then subject to the rights and interests of the tenants, (1) in the case of a taking, all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at Closing; and (2) in the case of a casualty, Seller shall assign to Buyer all rights to any insurance proceeds paid or payable to Seller under the applicable insurance policies, less in each case any costs of collection and any sums expended in restoration. Buyer will receive a credit at Closing equal to the deductible amount under Seller’s insurance.

10. Remedies.

10.1. Buyer Default. In the event Buyer fails, without legal excuse, to complete the purchase of the Property, then Seller shall, as its sole remedy therefor, be entitled to receive the Deposit, plus all interest earned and accrued thereon, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Seller against Buyer by reason of such default (provided Buyer has been given written notice and a reasonable opportunity to cure the failure not to exceed 15 days). Thereupon, this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein. Buyer and Seller acknowledge that the damages to Seller resulting from Buyer’s breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both parties’ best efforts to approximate such potential damages.

10.2. Seller Default. In the event Seller or fails, without legal excuse, to complete the sale of the Property, Buyer may, as its sole remedy therefor, either (i) enforce specific performance against Seller of Seller’s obligation to convey to Buyer such title to the Property as is then held by Seller, or (ii) terminate this Agreement and receive a return of the Deposit (provided Seller has been given written notice and a reasonable opportunity to cure the failure not to exceed 15 days). If a willful default by Seller makes the remedy of specific performance set forth in clause (i) unavailable (or does not render such specific performance unavailable, but means title to the Property would not be in the condition required hereunder), then Buyer shall as part of the remedy set forth in clause (ii) also be entitled to recover its third party out of pocket costs and expenses in connection with this transaction up to but not to exceed $75,000 in the aggregate.

Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that its recourse against Seller under this Agreement or under any other agreement, document, certificate or instrument delivered by Seller to Buyer (including without limitation all agreements, documents, certificates and instruments delivered at Closing), or under any law applicable to the Property or this transaction, shall be strictly limited to Seller’s interest in the Property (or upon consummation of the transaction contemplated hereunder, to the net proceeds of the sale thereof actually received by Seller), and that in no event shall Buyer seek or obtain any recovery or judgment against any of Seller’s other assets (if any) or against any of Seller’s partners or members (or their constituent partners or members) or any director, officer, employee or shareholder of any of the foregoing. Buyer agrees that Seller shall have no liability to Buyer for any breach of Seller’s covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer (including without limitation all agreements, documents, certificates and instruments delivered at Closing), or under any law applicable to the Property or this transaction, unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000.00), in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence. Further, Buyer agrees that any recovery against Seller for any breach of Seller’s covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer (including without limitation all agreements, documents, certificates and instruments delivered at Closing), or under any law applicable to the Property or this transaction, shall be limited to Buyer’s actual damages not in excess of Three Hundred Nineteen Thousand Seven Hundred Fifty and No/100 Dollars ($319,750.00) (the “Cap”) in the aggregate for all such breaches collectively, and that in no event shall Buyer be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages; provided such Cap shall not apply to post Closing true-ups under Section 8.1.1, the parties obligations under Section 14 below regarding brokerage commissions for this sale of the Property from Seller to Buyer and the express indemnities set forth in the Closing Documents. Seller shall retain a net worth following Closing of the Cap amount for the Survival Period (or such longer period until the resolution of a lawsuit properly filed during the Survival Period for a breach of a representation or warranty expressly set forth herein). The provisions of this grammatical paragraph are not intended to derogate from the additional limitations placed on Seller’s pre-Closing liability under the preceding grammatical paragraph or elsewhere in this Agreement.

11. Confidentiality. Buyer agrees to keep confidential and not disclose, and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with this Agreement, any of the documents, material or information regarding the Property supplied to Buyer by Seller or by any third party, including, without limitation any environmental site assessment reports furnished to Buyer, except to Buyer’s consultants, employees, representatives, contractors and lenders on a “need to know” basis (and Buyer shall instruct all such parties to keep confidential and not disclose the same), unless Buyer is compelled to disclose such documents, material or information by law (including any rules and regulations promulgated thereunder by the Securities and Exchange Commission) or by subpoena. Confidential information shall not include: (i) information which is or becomes generally available to the public other than as a result of a wrongful disclosure by Buyer, or its consultants, and (ii) information which becomes available to Buyer on a non-confidential basis from sources not bound by confidentiality. Buyer agrees to indemnify and hold harmless Seller from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, reasonable attorneys’ fees) arising out of Buyer’s, or its consultants, employees, representatives, contractors or lenders, breach of this Section 11. In the event that the Closing does not occur in accordance with the terms of this Agreement, Buyer shall return to Seller all of the documents, material or information regarding the Property supplied to Buyer by Seller or at the request of Seller. The provisions of this Section 11 shall survive the termination of this Agreement but shall no longer be applicable following Closing in accordance with the terms of this Agreement. Any press release regarding this transaction before or after Closing must be approved by Buyer and Seller, not to be unreasonably withheld.

12. Possession. Possession of the Property shall be surrendered to Buyer at Closing, subject to the rights of the tenants under the Leases.

13. Notices. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

13.1. If to Seller:

c/o AEW Capital Management, L.P.

2 Seaport Lane

Boston, Massachusetts 02210

Email: jfinnegan@aew.com

Attention: General Counsel

With a copy to:

c/o AEW Capital Management, L.P.

2 Seaport Lane

Boston, Massachusetts 02210

Email: jyoung@aew.com

Attention: James Young

and:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Email: douglas.burton@wilmerhale.com

Attention: Douglas L. Burton

13.2. If to Buyer:

c/o Industrial Income Trust, Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Email: tmcgonagle@industrialincome.com

Attention: Thomas McGonagle

with a copy to:

Joshua J. Widoff

General Counsel

Industrial Income Trust, Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Email: jwidoff@dividendcapital.com

and a copy to:

Greenberg Traurig, P.A.

333 Avenue of the Americas

Miami, Florida 33131

Email: lashn@gtlaw.com

Attention: Nancy B. Lash

13.3. If to the Escrow Agent to:

Stewart Title Guaranty Company

99 Summer Street, 2nd Floor

Boston, MA 02110

Email : tmiklas@stewart.com

Attention: Terrance Miklas

with a copy to :

Stewart Title Guaranty Company

5858 Westheimer Road, Suite 850

Houston, TX 77057

Email : Kathy.Simpson@Stewart.com

Attention : Kathy Simpson

Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by overnight courier service; or by e-mail, with an original by overnight delivery service. Any such notice or communication shall be effective when delivered or when delivery is refused.

14. Brokers. Buyer and Seller each represents to the other that it has not dealt with any broker or agent in connection with this transaction other than CB Richard Ellis (“Broker”). Seller shall pay Broker a commission pursuant to a separate agreement, if, as and when the Closing occurs and Seller receives the Purchase Price, but not otherwise. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys’ fees) arising out of a breach of its representation or undertaking set forth in this Section 14. The provisions of this Section 14 shall survive Closing or the termination of this Agreement.

15. Escrow Agent. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

15.1. Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

15.2. Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent’s duties under this Agreement shall be limited to those provided in this Agreement.

15.3. Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of misconduct with regard to its duties under this Agreement, Seller and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity (Buyer and Seller to bear such expense equally).

15.4. Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyer and Seller or a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys’ fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

15.5. Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or misconduct.

15.6. Interest. All deposits into the escrow shall be held by the Escrow Agent in an interest bearing account. All interest earned on the Deposit shall be deemed to be part of the Deposit and shall accrue to the benefit of Buyer except to the extent the Deposit becomes payable to Seller pursuant to Section 10.1. In such event the interest earned on the Deposit shall accrue to the benefit of the Seller. All interest shall be considered income of Buyer for tax purposes.

16. Representations of Buyer. Buyer represents and warrants that:

16.1. Authority. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer has been duly authorized; provided, however, that Buyer’s board of director approval will be required to consummate the transaction and shall be secured prior to the end of the Inspection Period unless Buyer terminates this Agreement prior to the expiration of the Inspection Period.

16.2. No Conflict. To the best of Buyer’s actual knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer do not and will not conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Buyer by reason of, the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party or which is binding upon Buyer or its properties, which will not be discharged or released at Closing.

16.3. ERISA Matters. Buyer is not: (i) a plan which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as defined in Section 3(3) of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) a “governmental plan” as defined in Section 3(32) of ERISA; or (iii) a “party in interest,” as defined in Section 3(14) of ERISA, to a Plan, except with respect to plans, if any, maintained by Buyer, nor do the assets of Buyer constitute “plan assets” of one or more of such Plans within the meaning of Department of Labor Regulations Section 2510.3-101. Buyer is acting on its own behalf and not on account of or for the benefit of any Plan. Buyer has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA. Buyer shall not assign its interest under this Agreement to any entity, person or Plan which will cause a violation of ERISA.

16.4. Source of Funds. Buyer acknowledges and agrees that its obligations hereunder are not contingent upon Buyer obtaining financing for the purchase of the Property.

16.5. Patriot Act. Buyer is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and in any other Orders. Neither the Buyer nor any of its affiliates (A) is listed on the Lists, (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders. The foregoing representation shall not apply with respect to the beneficiaries of or participants in any pension plan participating in Buyer or in an affiliate of Buyer, nor to shareholders that purchase their stock in a public offering of shares.

As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Buyer to Seller, the phrase “to Buyer’s actual knowledge,” “to the best of Buyer’s knowledge,” “to Buyer’s knowledge,” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Andrea Karp, the senior vice president of real estate for this project and Industrial Income Trust, Inc., without any obligation on his/her part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like. For the avoidance of doubt, neither Andrea Karp nor Industrial Income Trust, Inc. shall have any liability whatsoever under this Agreement or in connection with the transaction contemplated hereby, or otherwise.

17. Miscellaneous.

17.1. Assignability. Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or other person without the consent thereto by Seller. However, Buyer may assign or transfer such rights and obligations to an entity that controls, is controlled by or is under common control with Buyer without Seller’s consent, but with prior notice to Seller. No assignment or transfer by Buyer will be permitted if such assignment or transfer would, in Seller’s reasonable opinion, cause this transaction to violate any provision of applicable law, including, without limitation, ERISA. If Buyer assigns its rights under this Agreement, and as a condition thereof, (a) the assignee must assume all of Buyer’s obligations under this Agreement and agree to be bound by the provisions of this Agreement, and (b) Buyer shall provide Seller with a copy of the assignment document implementing this requirement and running in favor of Seller. After any assignment, the Buyer named herein and assignee will be jointly and severally liable for Buyer’s obligations under this Agreement. Buyer shall be solely responsible for and shall pay and indemnify, defend and hold

Seller harmless from and against any transfer or similar taxes or charges due in connection with any assignment of this Agreement.

17.2. Governing Law; Bind and Inure. This Agreement shall be governed by the law of the State of Texas and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

17.3. Recording. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach of Buyer, entitling Seller to terminate this Agreement.

17.4. Time of the Essence. Time is of the essence of this Agreement.

17.5. Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

17.6. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.7. Exhibits. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

17.8. Survival. Unless otherwise expressly stated in this Agreement, each of the warranties and representations of Seller and Buyer expressly set forth in this Agreement or in any agreement, document, certificate or instrument delivered at Closing shall survive the Closing and delivery of the deed and other closing documents by Seller to Buyer, and shall not be deemed to have merged therewith, for a period of six (6) months following Closing (the “Survival Period”), except to the extent, and only to the extent, that Buyer shall both (x) give Seller written notice during such six (6) month period describing in reasonable detail the breach or alleged breach of the subject representation and warranty by Seller and the curative actions requested by Buyer (a “Claim Notice”) and (y) properly file a claim in a court of competent jurisdiction within two (2) years following Closing for the breach or alleged breach asserted in such Claim Notice, in which case such six (6) month period, with respect to the breach specified in the Claim Notice only, will be extended until the final adjudication of such claim. It is expressly understood and agreed that any suit by Buyer for any breach by Seller of any warranties or representations of Seller expressly set forth in this Agreement or in any agreement, document, certificate or instrument delivered at Closing shall be forever barred unless a proper Claim Notice therefor is given within six (6) months following Closing and a proper claim therefor is filed in a court of competent jurisdiction within two (2) years following Closing. Unless expressly made to survive, all other obligations and covenants of Seller contained herein shall be deemed to have been merged into the deed and shall not survive the Closing.

17.9. Use of Proceeds to Clear Title. To enable Seller to make conveyance as herein provided, Seller may (but shall not be obligated to), at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer’s attorney is made for prompt recording of all instruments so procured in accordance with conveyancing practice in the jurisdiction in which the Property is located.

17.10. Submission not an Offer or Option. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

17.11. Entire Agreement; Amendments. This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

17.12. Audit. Within forty-five (45) days after the Closing, Buyer may, at its sole cost and expense, cause an independent accounting firm to prepare and deliver to Buyer (and Seller if requested by Seller in writing) an audit of the historical statement of revenues and direct operating expenses of the Property (the “Audit”) for the calendar years 2010 and 2011 (through the Closing Date). In connection with the Audit, Seller acknowledges and agrees that (i) the Audit may be included in any filing or filings, as the case may be, that Buyer (or any affiliate of Buyer) is required to file with the United States Securities and Exchange Commission, (ii) Seller will reasonably cooperate with Buyer and its independent accounting firm and (iii) if requested by Buyer in writing, Seller will consent to the retention of Seller’s independent accounting firm by Buyer (or any affiliate of Buyer) to prepare and deliver the Audit. Seller’s agreements, cooperation and consents provided for herein are solely an accommodation to Buyer. Seller is hereby released from, and Buyer shall indemnify, defend and hold harmless Seller and its partners and its and their constituent members, partners and employees, from and against, any and all liability or obligation with respect to such agreements, cooperation and consents of Seller and any filings made by Buyer in connection therewith; provided Buyer shall not be required to indemnify, defend or hold Seller harmless from Seller’s gross negligence or willful misconduct. The provisions of this Section 17.12 shall survive the Closing.

17.13. Related Contracts. Reference is hereby made to those two other Purchase and Sale Agreements listed on Schedule 17.15 hereto being executed simultaneously herewith (each, a “Related Contract”). If the Closing under either of the Related Contracts is extended, regardless of the reason, the Closing under this Agreement shall be automatically extended, it being agreed that the Closing under this Agreement and the closing under the Related Contracts will be simultaneous. If either of the Related Contracts is terminated, regardless of the reason therefor, this Agreement shall thereupon automatically terminate. Upon any such termination, the Deposit hereunder will be treated in the same manner as the Deposit under the Related Contract triggering such termination and neither party shall have any further obligations under this Agreement except those expressly stated to survive the expiration or termination of this Agreement.

17.14. Prevailing Parties. In the event either party hereto brings litigation or arbitration to enforce the terms of this Agreement, the party not prevailing in the proceeding shall pay the costs and expenses incurred by the other party, including attorney’s fees at trial and appellate levels.

17.15. Texas Disclosures.

17.15.1. The Texas Real Estate License Act requires written notice to Buyer that it should have an attorney examine an abstract of title to a Texas property or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Buyer

17.15.2. The underground storage tank(s), if any, which are included in this conveyance are presumed to be regulated by the Texas Natural Resources Commission and may be subject to certain registration and construction notification requirements found in 30 Texas Administrative Code Chapter 334.

17.15.3. If any portion of the Property is located outside the limits of a municipality, the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if any portion of the Property is located within a municipality’s extraterritorial jurisdiction or is likely to be located within a municipality’s extraterritorial jurisdiction, Buyer is advised to contact all municipalities located in the general proximity of the Property for further information.

17.15.4. The Property is situated in utility or other statutorily created district providing water, sewer, drainage or flood control facilities and services. The Texas Water Code requires Seller to deliver and Buyer to sign and acknowledge, at the Closing, the statutory notice in substantially the form attached hereto as Schedule 17.12.4 relating to the tax rate, bonded indebtedness or standby fee of the district prior to the final execution of this Agreement. Such notice shall be recorded in the real property (deed) records of the county in which the Property is located.

18. DTPA WAIVER/WAIVER OF CONSUMER RIGHTS. THE UNDERSIGNED BUYER AGREES THAT IT IS WAIVING ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES–CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. THIS WAIVER IS MADE AFTER CONSULTATION WITH AN ATTORNEY OF BUYER’S OWN SELECTION, AND BUYER VOLUNTARILY CONSENTS TO THE WAIVER. BUYER HEREBY FURTHER REPRESENTS AND WARRANTS TO SELLER THAT (1) BUYER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION IN RELATION TO SELLER; (II) BUYER IS REPRESENTED BY LEGAL COUNSEL OF ITS OWN CHOICE AND DESIGNATION IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS CONTRACT, AND (III) BUYER IS

PURCHASING THE PROPERTY FOR BUSINESS OR COMMERCIAL INVESTMENT OR OTHER SIMILAR PURPOSE, NOT FOR USE AS BUYER’S RESIDENCE.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:

GSL 16/VIF Gillingham, L.P., a Texas limited partnership

By:	GSL 16/VIF Gillingham GP, LLC, a Delaware limited liability company, its general partner

	By:	GSL 16/VIF Gillingham, LLC, a Delaware limited liability company, its sole member

		By:	GSL Partners Sub Sixteen, L.P., a Texas limited partnership, its Operating Member

			By:	GSL Sub Sixteen GP, Inc., a Texas corporation, its general partner

				By:	/s/ Welcome Wilson, Sr.
Name: Welcome Wilson, Sr.
Hereunto duly authorized

	By:	VIF Gillingham, LLC, a Delaware limited liability company, its Class A Member

		By:	AEW Value Investors, LP, a Delaware limited partnership, its sole member

			By:	AEW VIF Managers, LLC, a Delaware limited liability company, its general partner

				By:	AEW VIF Investors, Inc., a Delaware corporation, its manager-member

					By:	/s/ James J. Finnegan
Name: James J. Finnegan
Hereunto duly authorized

BUYER:

IIT ACQUISITIONS LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC, its sole member

	By:	Industrial Income Operating Partnership LP, its sole member

		By:	Industrial Income Trust Inc., its general partner

			By:	/s/ Thomas G. McGonagle
Name: Thomas G. McGonagle
Title: CFO

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:	/s/ Mark Anderson
	Name:	Mark Anderson
	Title:	Associate Senior Underwriter

List of Exhibits

Exhibit A	-	Description of Land
Exhibit B	-	Form of Funding and Escrow Agreement
Exhibit C	-	List of Leases
Exhibit D	-	List of Contracts
Exhibit E	-	List of Environmental Reports
Exhibit F	-	Form of Deed
Exhibit G	-	Form of Bill of Sale
Exhibit H	-	Form of Assignment of Leases
Exhibit I	-	Form of Assignment of Warranties and Permits
Exhibit J	-	Form of Assignment and Assumption of Contracts
Exhibit K	-	Form of Tenant Estoppel Certificate
Exhibit L	-	Form of Assignment and Assumption of Suntron Letter Agreement
Schedule 4.4.1	-	Specified Deliverables
Schedule 6.2	-	Staubach Commission Agreement
Schedule 6.5	-	Suntron Letter Agreement
Schedule 17.12.4	-	Notice of Special Taxing Authority District
Schedule 17.15	-	Related Contracts

EXHIBIT A

Description Of The Land

Legal description of the land:

All of COMMERCIAL RESERVE “A2”, containing 33.4709 acres, more or less, of SUGAR LAND BUSINESS PARK TRACK 130 AND 131, REPLAT NO. 3, an addition in Fort Bend County, Texas, according to the map or plat thereof recorded in Plat No. 20090097 of the Plat Records of Fort Bend County, Texas.

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EXHIBIT B

Funding and Escrow Agreement

This Funding and Escrow Agreement is made as of this      day of                     , 2011, by and among GSL 16/VIF Gillingham, L.P., a Texas limited partnership, having an address of c/o AEW Capital Management, L.P., World Trade Center East, Two Seaport Lane, Boston, Massachusetts 02110, (“Seller”),                                                  , a                                              , having an address of                                                                                        (“Buyer”), and Stewart Title Guaranty Company, having an address of 99 Summer Street, Boston, Massachusetts 02110 (“Escrow Agent”).

This Agreement is made in connection with the purchase and sale of property commonly known and numbered as 1111 Gillingham Lane, Sugar Land, Texas, more particularly described in the “Title Insurance Policy” (as hereinafter defined) (the “Property”), pursuant to that certain Purchase and Sale Agreement dated                      between Seller and Buyer (the “Purchase and Sale Agreement”). The parties hereto have entered into this Funding and Escrow Agreement in order to facilitate the purchase and sale of the Property and the payment of the purchase price in connection therewith. Capitalized terms used and not defined herein shall have the meanings given thereto in the Purchase and Sale Agreement.

Annexed hereto are copies of the following documents as exhibits:

1.	Exhibit A, consisting of a payoff letter (the “Payoff Letter”), from AIG Annuity Insurance Company (“Seller’s Lender”) setting forth the amount of principal, interest and other charges outstanding under the mortgage loan from Seller’s Lender to Seller (the “Seller’s Loan”), which Seller’s Loan is secured by a mortgage on the Property (“Seller’s Mortgage”), as of the date of Closing (such amount being hereinafter referred to as the “Outstanding Loan Amount”).

2.	Exhibit B, consisting of an invoice of Escrow Agent to Buyer listing Escrow Agent’s title charges and wiring instructions of Escrow Agent (“Escrow Agent’s Wiring Instructions”).

3.	Exhibit C, consisting of the pro-forma Owner’s Policy of Title Insurance to be issued by Escrow Agent to Buyer (the “Owner’s Title Insurance Policy”).

4.	Exhibit D, consisting of a list of the documents and instruments executed by Seller, including a deed of the Property, delivered into escrow with Escrow Agent (the “Seller Documents”).

5.	Exhibit E, consisting of a list of the documents and instruments executed by Buyer, delivered into escrow with Escrow Agent (the “Buyer Documents”).

6.	Exhibit F, consisting of a Disbursement Schedule (the “Disbursement Schedule”) for the “Closing Funds” (as hereinafter defined).

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7.	Exhibit G, consisting of wiring instructions of Seller (“Seller’s Wiring Instructions”).

8.	Exhibit H, consisting of wiring instructions of Buyer (“Buyer’s Wiring Instructions”).

Buyer shall (a) wire to Escrow Agent, in accordance with Escrow Agent’s Wiring Instructions, to be held in escrow in accordance with the provisions of this Agreement, $             (“Closing Funds”), which amount represents the sum of the net purchase price for the Property and all other assets sold to Buyer under the Purchase and Sale Agreement of $             (the “Net Purchase Price”), plus the title charges of Escrow Agent set forth on Exhibit B which are Buyer’s responsibility (the “Buyer’s Title Charges”), plus the amount of other closing costs which are Buyer’s responsibility as set forth on the Disbursement Schedule (the “Buyer’s Closing Costs”), less the Deposit then held by Escrow Agent, and (b) deliver to Escrow Agent to be held in escrow in accordance with the terms of this Agreement, original, executed counterpart copies of the Buyer Documents. Simultaneously therewith Seller shall deliver to Escrow Agent, to be held in escrow in accordance with the provisions of this Agreement, original counterpart copies of the Seller Documents. Upon Escrow Agent’s receipt of (i) written notice from Seller’s counsel to proceed, which may be delivered via facsimile or electronic mail (a copy of which notice shall be sent to Buyer), (ii) written notice from Buyer’s counsel to proceed, which may be delivered via facsimile or electronic mail (a copy of which notice shall be sent to Seller), (iii) the Closing Funds, (iv) the Buyer Documents and (v) the Seller Document, Escrow Agent shall simultaneously (a) apply the Closing Funds in accordance with the Disbursement Schedule, by wire transfer to Seller’s Lender in accordance with the wire instructions in the Payoff Letter, by wire transfer to Seller in accordance with Seller’s Wiring Instructions, and by payment of the deed excise stamp taxes, recording fees and other closing costs listed in the Disbursement Schedule (any excess funds after payment of all amounts shown on the Disbursement Schedule and settlement statement signed by Buyer and Seller will be returned to Buyer in accordance with Buyer’s Wiring Instructions), (b) deliver to Buyer the Owner’s Title Insurance Policy, and (c) compile the counterpart copies of the Buyer Documents and Seller Documents and deliver a fully executed original of each to Buyer and Seller. The delivery of the Title Insurance Policy and the Buyer Documents and Seller Documents and application of the Closing Funds as hereinabove provided shall be referred to herein as the “Closing Conditions.”

Upon satisfaction of the Closing Conditions, Escrow Agent shall be entitled to payment of the Buyer’s Title Charges from the amount held in escrow. Escrow Agent agrees to promptly record the deed from Seller to Buyer (along with other appropriate documents as directed by joint instruction from Seller and Buyer) in the appropriate land records office, and to promptly obtain from the Seller’s Lender, and thereafter promptly record, the releases, discharges and terminations of all mortgages, assignment of leases and rents and UCC financing statements securing the loan referred to in the Payoff Letter, (collectively, the “Releases”).

Escrow Agent agrees to promptly deliver the original recorded Releases and copies of the other recorded documents (including the deed) to Seller’s counsel and copies of the recorded Releases and originals of the other recorded documents (including the deed) to Buyer’s counsel.

2

If the Closing Conditions have not been satisfied by 3:00 p.m. on                     , 2011, unless otherwise instructed jointly by both Buyer and Seller, Escrow Agent shall immediately (i) wire transfer the Closing Funds (in all cases, less the Deposit) to Buyer, together with any interest earned thereon, in accordance with Buyer’s Wiring Instructions, (ii) return the Seller Documents to Seller, (iii) return the Buyer’s Documents to Buyer, and (iv) deliver the Deposit to the party entitled thereto under the Purchase and Sale Agreement.

In connection with this Agreement, Escrow Agent may rely upon instructions from (i) Seller’s counsel, Douglas L. Burton of Wilmer Cutler Pickering Hale and Dorr LLP, and (ii) Buyer’s counsel, Nancy B. Lash of Greenberg Traurig, PA. Escrow Agent shall file all necessary reports, returns and statements regarding the transaction required by any federal, state or local law, including without limitation a 1099 S with the US Internal Revenue Service.

EXECUTED as of the date first written above.

SELLER:

GSL 16/VIF Gillingham, L.P., a Texas limited partnership

By:	GSL 16/VIF Gillingham GP, LLC, a Delaware limited liability company, its general partner

	By:	GSL 16/VIF Gillingham, LLC, a Delaware limited liability company, its sole member

		By:	GSL Partners Sub Sixteen, L.P., a Texas limited partnership, its Operating Member

			By:	GSL Sub Sixteen GP, Inc., a Texas corporation, its general partner

By:
Name:
Hereunto duly authorized

		By:	VIF Gillingham, LLC, a Delaware limited liability company, its Class A Member

			By:	AEW Value Investors, LP, a Delaware limited partnership, its sole member

				By:	AEW VIF Managers, LLC, a Delaware limited liability company, its general partner

3

By:	AEW VIF Investors, Inc., a Delaware corporation, its manager-member

By:
Name:
Hereunto duly authorized

4

BUYER:

By:
Name:
Title:

ESCROW AGENT:

By:
Name:
Title:

5

EXHIBIT C

List of Leases

1.	Suntron

a.	Triple Net Industrial Lease Dated March 31st, 2006 by and between GSL 16/VIF GILLINGHAM, L.P. and SUNTRON GCO, LP.

b.	Triple Net Industrial Lease Amendment Dated April 16th, 2008 by and between GSL 16/VIF GILLINGHAM, L.P. and SUNTRON GCO, LP.

c.	Reaffirmation Amendment and Restatement Agreement Dated October 18th, 2010 by and between GSL 16/VIF GILLINGHAM, L.P. and SUNTRON GCO, LP.

d.	Unconditional Irrevocable Standby Letter of Credit (No. SLCMMSP04083), dated March 29, 2006 in the amount of $500,000.00, held by U.S. Bank National Association for the account of Suntron GCO, LP for the benefit of GSL 16/VIF Gillingham, L.P., as amended on May 18, 2006 and January 29, 2008.

e.	Unconditional Irrevocable Standby Letter of Credit (No. SLCMMSP04084), dated March 29, 2006 in the amount of $1,500,000.00, held by U.S. Bank National Association for the account of Suntron GCO, LP for the benefit of GSL 16/VIF Gillingham, L.P., as amended on May 18, 2006 and January 29, 2008.

2.	Fairfield

a.	Office and Industrial Lease effective April 18th, 2008 by and between GSL 16/VIF Gillingham, L.P., as landlord and FairfieldNodal f/k/a Fairfield Industries Incorporated, as tenant.

b.	Acceptance of Premises Memorandum – September 2nd, 2008

1

EXHIBIT D

List of Contracts

1.	O’Connor & Associates – property tax protest service

2.	GSL Industrial Management, L.P. – Property management company as of March 21, 2006

3.	Landscape Images of Texas – Monthly grounds management contract signed January 12, 2009

4.	Lake Management Services, Inc. – Monthly maintenance on the front entrance fountain. Contracted for January 1, 2011 – December 1, 2011

5.	Exclusive Leasing Listing aGreement between GSL 16/VIF Gillingham, L.P. and Cushman & Wakefield of Texas, Inc. Dated April 17, 2006.

1

EXHIBIT E

List of Environmental Reports

1.	Phase I Environmental Site Assessment of Suntron Facility 1111 Gillingham Lane Sugar Land, Fort Bend County, TX. Terracon Project No. 92067003 Dated January 24th 2006.

2.	Phase I Environmental Site Assessment of 266,600 sf Fairfield portion of 1111 Gillingham Lane Sugar Land, Fort Bend County, Terracon Project No. 92087050 Dated March 26, 2008.

3.	Limited Asbestos Survey Report of Suntron (office/warehouse) 1111 Gillingham Lane Sugar Land, Fort Bend County, TX, Terracon Project No. 92087006 Dated February 8th, 2008

4.	Limited Indoor Environmental Quality Report for Fairfield Industries Suite 1111 Gillingham Lane Sugar Land, Fort Bend County, TX, Terracon Project No. 94109029 Dated March 4th, 2010

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EXHIBIT F

Form of Deed

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF FORT BEND	§

GSL 16/VIF Gillingham, L.P., a Texas limited partnership (“Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration paid by                                 , a                              (“Grantee”), the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of that certain lot, tract or parcel of land situated in Fort Bend County, Texas, and being more particularly described in Exhibit “A” attached hereto and incorporated herein by reference for all purposes.

TOGETHER WITH, all and singular, the rights, benefits, privileges, easements, tenements, hereditaments, appurtenances and interests thereon or in anywise appertaining thereto and with all improvements located thereon (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to as the “Property”).

For the same consideration recited above, Grantor hereby BARGAINS, SELLS and TRANSFERS, without warranty, express or implied, all interest, if any, of Grantor in (i) strips or gores, if any, between the Property and abutting or immediately adjacent properties, and (ii) any land lying in or under the bed of any street, alley, road or right-of-way, opened or proposed, abutting or immediately adjacent to the Property.

This conveyance is made subject and subordinate to all easements, restrictions, encumbrances and other matters of record to the extent currently enforceable (“Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions as aforesaid, unto Grantee, and Grantee’s successors and assigns, forever; and Grantor does hereby bind Grantor, and Grantor’s successors and assigns, to WARRANT and FOREVER DEFEND, all and singular, the Property, subject to the Permitted Exceptions, unto Grantee, and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

Except as specifically stated herein, Grantor hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present or future, of, as, to, or concerning the Property, including without limitation, (i) the nature and condition of the Property, including but not by way of limitation, the water, soil, geology and the suitability thereof, and of the Property, for any and all activities and uses which Grantee may elect to conduct thereon or any improvements Grantee may elect to construct thereon, income to be derived therefrom or expenses to be incurred with respect thereto, or any obligations or any other matter or thing relating to or affecting the same; (ii) the manner of construction and condition and state of repair or lack of repair of any improvements located thereon; (iii) the nature and extent of any easement, right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; and (iv) the compliance of the Property or the operation of the Property with any laws, rules, ordinances, or regulations of any government or other body. THE CONVEYANCE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” BASIS, AND GRANTEE ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF GRANTOR HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY.

Grantee, by its acceptance hereof, does hereby assume and agree to pay any and all ad valorem taxes and special assessments pertaining to the Property for calendar year 2011 and subsequent years, there having been a proper proration of ad valorem taxes for the current calendar year between Grantor and Grantee.

EXECUTED as      day of             , 2011.

GRANTOR:

GSL 16/VIF Gillingham, L.P., a Texas limited partnership

By:	GSL 16/VIF Gillingham GP, LLC, a Delaware limited liability company, its general partner

	By:	GSL 16/VIF Gillingham, LLC, a Delaware limited liability company, its sole member

		By:	GSL Partners Sub Sixteen, L.P., a Texas limited partnership, its Operating Member

			By:	GSL Sub Sixteen GP, Inc., a Texas corporation, its general partner

By:
Name:
Hereunto duly authorized

By:	VIF Gillingham, LLC, a Delaware limited liability company, its Class A Member

	By:	AEW Value Investors, LP, a Delaware limited partnership, its sole member

		By:	AEW VIF Managers, LLC, a Delaware limited liability company, its general partner

			By:	AEW VIF Investors, Inc., a Delaware corporation, its manager-member

By:
Name:
Hereunto duly authorized

STATE OF	§
§
COUNTY OF	§

This instrument was ACKNOWLEDGED before me,      day of             , 2011, by                     , the              of                     , on behalf of said entities.

[SEAL]	Notary Public, State of

Printed Name of Notary Public

My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was ACKNOWLEDGED before me,      day of                 , 2011, by                     , the              of                     , on behalf of said entities.

[SEAL]	Notary Public, State of

Printed Name of Notary Public

My Commission Expires:

GRANTEE’S ADDRESS FOR TAX NOTICES:
_____________________
_____________________

1

_____________________
_____________________

When recorded, return to:
____________________
____________________
____________________
____________________

2

EXHIBIT G

Bill Of Sale

GSL 16/VIF Gillingham, L.P., a Texas limited partnership (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to                                          a                                          (“Buyer”), all of Seller’s right, title and interest in and to the fixtures, equipment and personal property owned by Seller and located on and used in connection with the real property described on Exhibit A (the “Real Property”) attached hereto, if any, including, without limitation, if any, all blinds, window shades, screens, screen doors, storm windows and doors, awnings, shutters, furnaces, heaters, heating equipment, stoves, ranges, oil and gas burners and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, electric and other lighting fixtures, trees, shrubs, plants, and air conditioning equipment and ventilators, (collectively, the “Personal Property”), but specifically excluding from the Personal Property all property leased by Seller or owned by the tenant or others, if any, to have and to hold the Personal Property unto Buyer, its successors and assigns, forever.

Seller hereby represents and warrants to Buyer that Seller has the full right, power and authority to sell the Personal Property and to make and execute this Bill of Sale. Seller hereby agrees to warrant and defend the title to the Personal Property conveyed hereby to Buyer against the lawful claims and demands of all persons claiming by, through or under Seller, but not otherwise. Except as set forth above and in the Purchase and Sale Agreement by and between Seller and Buyer dated as of                                      (the “Purchase Agreement”), Seller grants, bargains, sells, transfers and delivers the Personal Property in its “AS IS” condition, WITH ALL FAULTS, IF ANY, and makes no representations or warranties, direct or indirect, oral or written, express or implied, as to title, encumbrances and liens, merchantability, condition or fitness for a particular purpose or any other warranty of any kind, express or implied, all of which representations and warranties are expressly hereby disclaimed and denied.

Buyer agrees that the liability of Seller under this Bill of Sale, or under any law applicable to the Personal Property, shall be limited as provided in Sections 10.2 and 17.8 of the Purchase Agreement.

In the event either party hereto brings suit to enforce the terms of this instrument or on account of breach hereof, the party not prevailing in such suit shall pay any and all costs and expenses incurred by the other party in such suit, including, without limitation, court costs and attorneys’ fees.

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. The conveyance accomplished hereby shall survive the Closing under the Purchase Agreement.

Each party agrees to execute and deliver, but without any obligation to incur any additional liability or expense, any further deliveries and assurances as may be reasonably necessary to consummate the transaction contemplated hereby.

1

Executed under seal this      day of                  2011.

SELLER:

GSL 16/VIF Gillingham, L.P., a Texas limited partnership

By:	GSL 16/VIF Gillingham GP, LLC, a Delaware limited liability company, its general partner

	By:	GSL 16/VIF Gillingham, LLC, a Delaware limited liability company, its sole member

		By:	GSL Partners Sub Sixteen, L.P., a Texas limited partnership, its Operating Member

			By:	GSL Sub Sixteen GP, Inc., a Texas corporation, its general partner

By:
Name:
Hereunto duly authorized

By:	VIF Gillingham, LLC, a Delaware limited liability company, its Class A Member

	By:	AEW Value Investors, LP, a Delaware limited partnership, its sole member

		By:	AEW VIF Managers, LLC, a Delaware limited liability company, its general partner

			By:	AEW VIF Investors, Inc., a Delaware corporation, its manager-member

By:
Name:
Hereunto duly authorized

2

Acknowledgment of Buyer

The Buyer hereby accepts the Personal Property subject to all conditions and limitations stated above.

BUYER:

a

By
Its

3

EXHIBIT H

Assignment And Assumption Of Interest In Leases

DATE:	, 2011

ASSIGNOR:	GSL 16/VIF Gillingham, L.P., a Texas limited partnership

ASSIGNEE:	, a
___________________________________________

RECITALS:

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of                          (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy that certain real property described on Exhibit “A” attached hereto and the improvements located thereon (the “Property”);

WHEREAS, Assignee desires to assume and Assignor desires to assign to Assignee all leases currently existing on the Property, which leases are more particularly described on Exhibit “B” attached hereto and incorporated herein by this reference (the “Leases”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor conveys and assigns to Assignee all of Assignor’s right, title and interest in and to the Leases, any guaranties of the Leases and all security deposits (including any letters of credit serving as security deposits) and advance payments thereunder, together with the right to receive any and all sums and proceeds arising out of said Leases, from and after the date of conveyance of the Property by Assignor to Assignee (the “Conveyance Date”), but reserving unto Assignor all uncollected rent attributable to the period prior to the Closing Date pursuant to the provisions of Section 8.1.2 of the Purchase Agreement.

2. Assumption. Assignee assumes and agrees to be bound by all of Assignor’s liabilities and obligations pursuant to the Leases from and after the Conveyance Date, and Assignee agrees to perform and observe all of the covenants and conditions contained in the Leases from and after the Conveyance Date.

3. Indemnification. Assignee further covenants and agrees to indemnify, defend with counsel reasonably acceptable to the parties, and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of the Leases by Assignee or out of any other facts connected with the Leases, occurring or alleged to have occurred from and after the Conveyance Date. Assignor covenants and agrees to indemnify, defend with counsel reasonably acceptable to the parties, and hold harmless Assignee for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of

1

the Leases by Assignor or out of any other facts connected with the Leases, occurring or alleged to have occurred before the Conveyance Date (except to the extent based on or related to the condition of the Property).

4. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

5. Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

6. Counterparts. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

7. Non-Recourse. Assignee agrees that the liability of Assignor under this Assignment, or under any law applicable to the Leases, shall be limited as provided in Sections 10.2 and 17.8 of the Purchase Agreement.

8. Attorneys Fees. In the event either party hereto brings suit to enforce the terms of this instrument or on account of breach hereof, the party not prevailing in such suit shall pay any and all costs and expenses incurred by the other party in such suit, including, without limitation, court costs and attorneys’ fees.

9. Miscellaneous. The assignment accomplished hereby shall survive the Closing under the Purchase Agreement. Each party agrees to execute and deliver, but without any obligation to incur any additional liability or expense, any further deliveries and assurances as may be reasonably necessary to consummate the transaction contemplated hereby.

2

DATED as of the day and year first above written.

ASSIGNOR:

GSL 16/VIF Gillingham, L.P., a Texas limited partnership

By:	GSL 16/VIF Gillingham GP, LLC, a Delaware limited liability company, its general partner

	By:	GSL 16/VIF Gillingham, LLC, a Delaware limited liability company, its sole member

		By:	GSL Partners Sub Sixteen, L.P., a Texas limited partnership, its Operating Member

			By:	GSL Sub Sixteen GP, Inc., a Texas corporation, its general partner

By:
Name:
Hereunto duly authorized

By:	VIF Gillingham, LLC, a Delaware limited liability company, its Class A Member

	By:	AEW Value Investors, LP, a Delaware limited partnership, its sole member

		By:	AEW VIF Managers, LLC, a Delaware limited liability company, its general partner

			By:	AEW VIF Investors, Inc., a Delaware corporation, its manager-member

By:
Name:
Hereunto duly authorized

3

ASSIGNEE:

__________________________________________,
a

By
Its

4

EXHIBIT I

Assignment Of Warranties And Permits

DATE:	, 200

ASSIGNOR:	GSL 16/VIF Gillingham, L.P., a Texas limited partnership

ASSIGNEE:	, a
________________________________________

RECITALS:

C. Assignor presently owns the real property described in Exhibit “A” to this Assignment and the improvements and personal property located thereon (the “Property”).

D. WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of                          (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy the Property;

E. Assignor desires to sell the Property to Assignee, and in connection therewith, Assignor desires to assign to Assignee and Assignee desires to acquire Assignor’s interest, if any, in and to the following described rights, interests and property inuring to the benefit of Assignor and relating to the Property.

FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Assignor agrees as follows:

1. Assignment. Assignor assigns, transfers, sets over, and conveys to Assignee, to the extent the same are assignable, all of Assignor’s right, title, and interest, if any, in and to (i) any warranties and/or guaranties, express or implied, from contractors, builders, manufacturers, and/or suppliers inuring to the benefit of Assignor and relating to the Property, and (ii) any licenses or permits relating to the Property.

2. Binding Effect. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

3. Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

4. Non-Recourse. Assignee agrees that the liability of Assignor under this Assignment, or under any law applicable to the property transferred hereby or this transaction, shall be limited as provided in Sections 10.2 and 17.8 of the Purchase Agreement.

5. Attorneys Fees. In the event either party hereto brings suit to enforce the terms of this instrument or on account of breach hereof, the party not prevailing in such suit shall pay any

1

and all costs and expenses incurred by the other party in such suit, including, without limitation, court costs and attorneys’ fees.

6. Miscellaneous. The assignment accomplished hereby shall survive the Closing under the Purchase Agreement. Each party agrees to execute and deliver, but without any obligation to incur any additional liability or expense, any further deliveries and assurances as may be reasonably necessary to consummate the transaction contemplated hereby.

2

DATED as of the day and year first above written.

ASSIGNOR:

GSL 16/VIF Gillingham, L.P., a Texas limited partnership

By:	GSL 16/VIF Gillingham GP, LLC, a Delaware limited liability company, its general partner

	By:	GSL 16/VIF Gillingham, LLC, a Delaware limited liability company, its sole member

		By:	GSL Partners Sub Sixteen, L.P., a Texas limited partnership, its Operating Member

			By:	GSL Sub Sixteen GP, Inc., a Texas corporation, its general partner

By:
Name:
Hereunto duly authorized

By:	VIF Gillingham, LLC, a Delaware limited liability company, its Class A Member

	By:	AEW Value Investors, LP, a Delaware limited partnership, its sole member

		By:	AEW VIF Managers, LLC, a Delaware limited liability company, its general partner

			By:	AEW VIF Investors, Inc., a Delaware corporation, its manager-member

By:
Name:
Hereunto duly authorized

3

ASSIGNEE:

__________________________________________,
a

By
Its

4

EXHIBIT J

Assignment And Assumption Of Contracts

DATE:	, 200

ASSIGNOR:	GSL 16/VIF Gillingham, L.P., a Texas limited partnership

ASSIGNEE:	, a
_______________________________________

RECITALS:

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of                      (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy that certain real property described on Exhibit “A” attached hereto and the improvements located thereon (the “Property”);

WHEREAS, Assignee desires to assume and Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to all of the contracts and agreements, and all modifications and amendments thereof, which concern or relate to the use, operation, alteration or renovation of the Property set forth on Exhibit “B” attached hereto (collectively, the “Contracts”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor conveys and assigns to Assignee all of Assignor’s right, title and interest in and to the Contracts and claims and causes of action now existing under the same as of the date of conveyance of the Property by Assignor to Assignee (the “Conveyance Date”), subject to the covenants, conditions and provisions mentioned in such Contracts.

2. Assumption. Assignee assumes and agrees to be bound by all of Assignor’s liabilities and obligations pursuant to the Contracts from and after the Conveyance Date, and Assignee agrees to perform and observe all of the covenants and conditions contained in the Contracts from and after the Conveyance Date.

3. Indemnification. Assignee further covenants and agrees to indemnify, defend with counsel reasonably acceptable to the parties, and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of any of the Contracts by Assignee or out of any other facts connected with the Contracts, occurring or alleged to have occurred from and after the Conveyance Date. Assignor covenants and agrees to indemnify, defend with counsel reasonably acceptable to the parties, and hold harmless Assignee for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of any of the Contracts by Assignor or out of any other facts connected with the

1

Contracts, occurring or alleged to have occurred before the Conveyance Date (except to the extent based on or related to the condition of the Property).

4. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

5. Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

6. Counterparts. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

7. Non-Recourse. Assignee agrees that the liability of Assignor under this Assignment, or under any law applicable to the Contracts or this transaction, shall be limited as provided in Sections 10.2 and 17.8 of the Purchase Agreement.

8. Attorneys Fees. In the event either party hereto brings suit to enforce the terms of this instrument or on account of breach hereof, the party not prevailing in such suit shall pay any and all costs and expenses incurred by the other party in such suit, including, without limitation, court costs and attorneys’ fees.

9. Miscellaneous. The assignment accomplished hereby shall survive the Closing under the Purchase Agreement. Each party agrees to execute and deliver, but without any obligation to incur any additional liability or expense, any further deliveries and assurances as may be reasonably necessary to consummate the transaction contemplated hereby.

2

DATED as of the day and year first above written.

ASSIGNOR:

GSL 16/VIF Gillingham, L.P., a Texas limited partnership

By:	GSL 16/VIF Gillingham GP, LLC, a Delaware limited liability company, its general partner

	By:	GSL 16/VIF Gillingham, LLC, a Delaware limited liability company, its sole member

		By:	GSL Partners Sub Sixteen, L.P., a Texas limited partnership, its Operating Member

			By:	GSL Sub Sixteen GP, Inc., a Texas corporation, its general partner

By:
Name:
Hereunto duly authorized

By:	VIF Gillingham, LLC, a Delaware limited liability company, its Class A Member

	By:	AEW Value Investors, LP, a Delaware limited partnership, its sole member

		By:	AEW VIF Managers, LLC, a Delaware limited liability company, its general partner

			By:	AEW VIF Investors, Inc., a Delaware corporation, its manager-member

By:
Name:
Hereunto duly authorized

3

ASSIGNEE:

__________________________________________,
a

By
Its

4

EXHIBIT K

Tenant Estoppel Certificate

(follows this page)

1

EXHIBIT L

Form of Assignment and Assumption of Suntron Letter Agreement

DATE:	, 2011

ASSIGNOR:	GSL 16/VIF Gillingham, L.P., a Texas limited partnership

ASSIGNEE:	, a
_____________________________________

RECITALS:

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of                          (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy that certain real property described on Exhibit “A” attached hereto and the improvements located thereon (the “Property”);

WHEREAS, in connection with such sale of the Property, Assignor assigned to Assignee and Assignee assumed from Assignor that certain lease described on Exhibit “B” attached hereto (the “Suntron Lease”)

WHEREAS, in connection with Assignor’s acquisition of the Property and in connection with the Suntron Lease, Assignor and Suntron GCO, LP (“Suntron”) entered into that certain letter agreement, dated as of October 18, 2010, a copy of which is attached hereto as Exhibit “C” (the “Suntron Letter Agreement”); and Assignor desires to assign and Assignee desires to assume all of Assignor’s right, title and interest in and to the Suntron Letter Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor conveys and assigns to Assignee all of Assignor’s right, title and interest in and to the Suntron Letter Agreement from and after the date hereof.

2. Assumption. Assignee assumes and agrees to be bound by all of Assignor’s liabilities and obligations pursuant to the Suntron Letter Agreement from and after the date hereof and agrees to perform and observe all of the covenants and conditions contained in the Suntron Letter Agreement from and after the date hereof.

3. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

4. Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

5. Counterparts. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

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6. Non-Recourse. Assignee agrees that the liability of Assignor under this Assignment, or under any law applicable to the Suntron Letter Agreement, shall be limited as provided in Sections 10.2 and 17.8 of the Purchase Agreement.

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DATED as of the day and year first above written.

ASSIGNOR:

GSL 16/VIF Gillingham, L.P., a Texas limited partnership

By:	GSL 16/VIF Gillingham GP, LLC, a Delaware limited liability company, its general partner

	By:	GSL 16/VIF Gillingham, LLC, a Delaware limited liability company, its sole member

		By:	GSL Partners Sub Sixteen, L.P., a Texas limited partnership, its Operating Member

			By:	GSL Sub Sixteen GP, Inc., a Texas corporation, its general partner

By:
Name:
Hereunto duly authorized

By:	VIF Gillingham, LLC, a Delaware limited liability company, its Class A Member

	By:	AEW Value Investors, LP, a Delaware limited partnership, its sole member

		By:	AEW VIF Managers, LLC, a Delaware limited liability company, its general partner

			By:	AEW VIF Investors, Inc., a Delaware corporation, its manager-member

By:
Name:
Hereunto duly authorized

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ASSIGNEE:

__________________________________________,
a

By
Its

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SCHEDULE 4.4.1

Specified Deliverables

1.	Phase I Environmental Reports

2.	Geotechnical Reports

3.	Building Plans and Specifications

4.	Certificates of Occupancy

5.	Service Contracts

6.	Written warranties in favor of Seller

7.	Current Leases

8.	Current Tenant Insurance Certificates

9.	Real Estate Tax Bills for 2010 and 2011

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SCHEDULE 6.2

Staubach Commission Agreement

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SCHEDULE 6.5

Suntron Letter Agreement

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SCHEDULE 17.12.4

Notice of Special Taxing Authority District

(“MUD NOTICE”)

The real property, described below, that you are about to purchase is located in Fort Bend County Municipal Utility District No. 21. The district has taxing authority separate from any other taxing authority and may, subject to voter approval, issue an unlimited amount of bonds and levy an unlimited rate of tax in payment of such bonds. As of January 1, 2011, the rate of taxes levied by the district on real property located in the district is $0.26 on each $100 of assessed valuation.

If the district has not yet levied taxes, the most recent projected rate of tax, as of this date, is $ N/A on each $100 of assessed valuation. The total amount of bonds, excluding refunding bonds and any bonds or any portion of bonds issued that are payable solely from revenues received or expected to be received under a contract with a governmental entity, approved by the voters and which have been or may, at this date, be issued is $36,200,000, and the aggregate initial principal amounts of all bonds issued for one or more of the specified facilities of the district and payable in whole or in part from property taxes is $34,520,000.

The district has the authority to adopt and impose a standby fee on property in the district that has water, sanitary sewer, or drainage facilities and services available but not connected and which does not have a house, building, or other improvement located thereon and does not substantially utilize the utility capacity available to the property. The district may exercise the authority without holding an election on the matter. As of this date, the most recent amount of the standby fee is $ None . An unpaid standby fee is a personal obligation of the person that owned the property at the time of imposition and is secured by a lien on the property. Any person may request a certificate from the district stating the amount, if any, of unpaid standby fees on a tract of property in the district.

The district is located in whole or in part within the corporate boundaries of the City of Sugar Land. The taxpayers of the district are subject to the taxes imposed by the municipality and by the district until the district is dissolved. By law, a district located within the corporate boundaries of a municipality may be dissolved by municipal ordinance without the consent of the district or the voters of the district.

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The purpose of this district is to provide water, sewer, drainage, or flood control facilities and services within the district through the issuance of bonds payable in whole or in part from property taxes. The cost of these utility facilities is not included in the purchase price of your property, and these utility facilities are owned or to be owned by the district. The legal description of the property you are acquiring is as follows or as attached hereto:

(Date)

Signature of Seller

BUYER IS ADVISED THAT THE INFORMATION SHOWN ON THIS FORM IS SUBJECT TO CHANGE BY THE DISTRICT AT ANY TIME. THE DISTRICT ROUTINELY ESTABLISHES TAX RATES DURING THE MONTHS OF SEPTEMBER THROUGH DECEMBER OF EACH YEAR, EFFECTIVE FOR THE YEAR IN WHICH THE TAX RATES ARE APPROVED BY THE DISTRICT. BUYER IS ADVISED TO CONTACT THE DISTRICT TO DETERMINE THE STATUS OF ANY CURRENT OR PROPOSED CHANGES TO THE INFORMATION SHOWN ON THIS FORM.

The undersigned purchaser hereby acknowledges receipt of the foregoing notice at or prior to execution of a binding contract for the purchase of the real property described in such notice or at closing of purchase of the real property.

(Date)

Signature of Buyer

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SCHEDULE 17.15

Related Contracts

1.	Purchase and Sale Agreement dated as of the date hereof VIF II/York, L.P., as seller, and IIT York Willow Springs, LLC, as buyer, for premises commonly known as 105 Willow Springs Lane, East Manchester, PA.

2.	Purchase and Sale Agreement dated as of the date hereof between VIF II/Liberty Industrial, LLC, as seller, and IIT Acquisitions LLC, as buyer, for premises commonly known as 127 Liberty Industrial Parkway, McDonough, Georgia.

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